UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 9, 2026, Tyra Biosciences, Inc. (TYRA or the Company) announced initial results from SURF302, its Phase 2 study evaluating oral dabogratinib in patients with Fibroblast Growth Factor Receptor (FGFR) 3-altered low-grade intermediate-risk non-muscle invasive bladder cancer (LG IR NMIBC). The study provided clinical proof of concept for selective oral FGFR3 inhibition and identified 60 mg once-daily (QD) as the potential dose supporting TYRA’s planned registrational adjuvant development strategy.

Initial safety and tolerability results. As of the August 31, 2026 data cutoff, initial safety and tolerability results for oral dabogratinib were favorable across the 60 mg QD (n=22) and 50 mg QD (n=22) dose cohorts. Most treatment-emergent adverse events (TEAEs) were Grade 1 or 2, with Grade 3 TEAEs in 3 participants (14%) at 60 mg and 2 participants (9%) at 50 mg. Grade 3 treatment-related AEs occurred in 2 of 44 participants (4.5%) across both cohorts, both at 50 mg QD, with none at 60 mg QD. There were no Grade 4 or 5 TEAEs. TYRA believes these results are consistent with the potential for chronic once-daily administration.

•	At 60 mg QD, there were no dose reductions or treatment-related discontinuations.

•	No clinically significant hyperphosphatemia, nail toxicity, or ocular toxicity was observed.

•	TEAEs were generally manageable.

○	Transaminase TEAEs were observed at low frequency (< 10%).

○	The most frequently reported TEAEs at 60 mg QD were fatigue, diarrhea and dry eye. Diarrhea was generally Grade 1, transient, and limited.

Initial efficacy results. As of the August 31, 2026 data cutoff, 26 participants were evaluable for efficacy across the 60 mg QD (n=14) and 50 mg QD (n=12) cohorts (participants who received study treatment and had undergone at least the month 3 disease assessment). All responses below are subject to change with continued treatment and follow-up.

Combined Single and Multiple Marker Lesion Response

	60 mg QD Cohort (n=14)		50 mg QD Cohort (n=12)
	3-Month Assessment	BOR	3-Month Assessment and BOR
Overall Response Rate (ORR)	79% (11/14)	79% (11/14)	67% (8/12)
Complete Response (CR)	57% (8/14)	64% (9/14)#	33% (4/12)
Partial Response (PR)	21% (3/14)	14% (2/14)	33% (4/12)

#

Best overall response CR includes the initial 60 mg participant with a 3-month PR who converted to CR at the 6-month assessment. No other 60 mg participant with a 3-month PR had reached the 6-month assessment at data cutoff.

Single Marker Lesion Response

	60 mg QD Cohort (n=8)		All Doses, 50 mg and 60 mg Pooled (n=16)
	3-Month Assessment	BOR	3-Month Assessment	BOR
ORR	100% (8/8)	100% (8/8)	94% 15/16)	94% (15/16)
CR	63% (5/8)	75% (6/8)#	50% (8/16)	56% (9/16)#
PR	38% (3/8)	25% (2/8)	44% (7/16)	38% (6/16)

#

Best overall response CR includes the initial 60 mg participant with a 3-month PR who converted to CR at the 6-month assessment. No other 60 mg participant with a 3-month PR had reached the 6-month assessment at data cutoff.

•	All 3-month CRs with 6-month assessments remained in response at 6 months (n=5).

•	The first participant in the study remained in CR at 12 months and continued on study drug at 14 months.

Patients enrolled in SURF302 were a highly recurrent, undertreated population. Approximately 61% of the enrolled patients had no prior lines of intravesical treatment, as of the August 31, 2026 data cutoff.

In connection with the initial data, TYRA also reported that based on third party published data, it is estimated that approximately 70% of patients with LG IR NMIBC do not receive adjuvant therapy intended to reduce recurrence, despite evidence that intravesical treatment lowers recurrence risk. Based on third-party market research, TYRA estimates a potential total market opportunity for IR NMIBC of greater than $5 billion, assuming full penetration of branded agents across the FGFR3-altered patient population.

Dose-optimization and registrational strategy.

•

Preliminary exposure-response analyses across the 50 mg QD and 60 mg QD cohorts showed an ORR of 86% (12/14) among participants with a target steady-state exposure above the AUC threshold of 2500 ng.hr/mL, compared with 58% (7/12) among participants below the threshold. The exposure-response relationship was most apparent among participants with multiple marker lesions, while responses in participants with a single marker lesion occurred across the observed exposure range — supporting 60 mg QD in the planned adjuvant setting, where disease burden is minimal, and the evaluation of a higher dose in the ablative setting.

•

TYRA plans to complete enrollment in the 60 mg QD cohort and initiate a 70 mg QD cohort to explore dabogratinib in the ablative setting. TYRA also plans to engage health authorities on Phase 3 study design and dose selection and, subject to that feedback, to continue preparations for a planned registrational adjuvant study expected to be initiated in 2027.

Initial observation from SURF303 in LG UTUC. On September 9, 2026, TYRA also announced that in SURF303, TYRA’s Phase 2 study evaluating oral dabogratinib in patients with low-grade upper tract urothelial cancer (LG UTUC), the first patient treated achieved a complete response at the 3-month assessment with 60 mg QD, with no observed TEAEs and remained on study drug as of the August 31, 2026 data cutoff.

Update on Dose Level Clearance in BEACH301. Also on September 9, 2026, TYRA reported that, as of the August 31, 2026 data cutoff, it has cleared the fifth dose level with no safety signals in the safety sentinel cohort (ages 5 to 10) of BEACH301, its Phase 2, multicenter, open-label, dose-escalation/dose-expansion study evaluating oral dabogratinib in children ages 3 to 10 with achondroplasia.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this report that are not historical facts are forward-looking statements, including, but not limited to, statements regarding: the potential safety, efficacy, tolerability and therapeutic benefits of dabogratinib; the potential for dabogratinib to change the treatment paradigm for patients with FGFR3-altered LG IR NMIBC or to reduce recurrence; the interpretation, significance and clinical implications of the initial SURF302 results, including observations regarding overall response rate, complete response, durability of response, dose-response relationships, exposure-response analyses and safety; the clinical significance of the initial response observed in the SURF303 study and the absence of safety signals in the fifth dose level of the safety sentinel cohort of the BEACH301 study; the continued clinical development of dabogratinib, including continued enrollment at 60 mg, evaluation of the 70 mg dose cohort, and discussions with the U.S. Food and Drug Administration and other global health authorities regarding dose selection and Phase 3 study design; the timing, design and initiation of future clinical trials, including a potential registrational adjuvant study; and the potential market opportunity in IR NMIBC and commercial opportunity for dabogratinib.

These forward-looking statements are based on TYRA’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation: initial or interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, as follow-up on the outcome of any particular patient continues and as more patient or final data becomes available; preliminary pharmacokinetic, pharmacodynamic and exposure-response analyses may not be predictive of future clinical outcomes or later-stage studies; early clinical observations from SURF303, including those from an individual participant, may not be predictive of future results; the safety and efficacy observed to date may not continue in ongoing or future studies; TYRA’s ability to successfully enroll, conduct and complete its clinical trials; the timing and outcome of interactions with the FDA and other regulatory authorities on TYRA’s plans to advance to a registrational adjuvant study, which may differ from TYRA’s expectations; the ability to obtain regulatory approval for dabogratinib; the potential market opportunity in IR NMIBC and commercial opportunity for dabogratinib may be smaller than what we estimate, whether as a result of our assumptions and market research being inaccurate or otherwise; and the other risks and uncertainties described under the heading “Risk Factors” in TYRA’s Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. TYRA undertakes no obligation to update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: September 9, 2026	By:	/s/ Ali Fawaz
Ali Fawaz
General Counsel and Secretary